Exhibit 99.1

Innoviva to Acquire La Jolla Pharmaceutical Company

•	Acquisition to strengthen Innoviva’s infectious disease and hospital portfolio with addition of GIAPREZA® and XERAVA®

BURLINGAME, Calif. and WALTHAM, Mass. – July 11, 2022 – Innoviva, Inc. (Nasdaq: INVA), a diversified holding company with a portfolio of royalties and a growing portfolio of innovative healthcare assets, and La Jolla Pharmaceutical Company (Nasdaq: LJPC), which is dedicated to the commercialization of innovative therapies that improve outcomes in patients suffering from life-threatening diseases, today announced that they have entered into a definitive merger agreement whereby Innoviva will acquire La Jolla. Innoviva has agreed to pay $5.95 per share for La Jolla, representing a premium of approximately 70% to the 30-day volume-weighted average price (VWAP), and an incremental $0.28 per share for additional cash proceeds received in connection with the divestiture of a non-core asset. Under the terms of the merger agreement, Innoviva, through a wholly owned subsidiary, will commence a tender offer on or before July 25, 2022 to acquire all of the outstanding shares of La Jolla for $6.23 per share in cash, or an implied enterprise value of approximately $149 million.

La Jolla’s lead product, GIAPREZA® (angiotensin II), was approved by the Food and Drug Administration (FDA) in December 2017 to increase blood pressure in adults with septic or other distributive shock. La Jolla’s second asset, XERAVA® (eravacycline), was approved by the FDA in August 2018 for the treatment of complicated intra-abdominal infections (cIAIs) in patients 18 years of age and older. This acquisition strengthens Innoviva’s portfolio in infectious diseases, anchored by the company’s recent purchase of Entasis Therapeutics Holdings Inc., an advanced late-stage clinical biopharmaceutical company focused on the discovery and development of novel antibacterial products.

“This acquisition represents a significant step forward in advancing our strategy to diversify operations and adds a highly complementary commercial franchise to our portfolio to accelerate long-term growth,” said Pavel Raifeld, Chief Executive Officer of Innoviva. “We look forward to welcoming the La Jolla team to Innoviva and building upon the success of GIAPREZA and XERAVA.”

“We are pleased to announce the acquisition of La Jolla by Innoviva, which we believe provides our stockholders with immediate value at a compelling premium,” said Larry Edwards, President and Chief Executive Officer of La Jolla. “With Innoviva’s shared commitment to improve outcomes in patients suffering from life-threatening diseases, Innoviva can continue to advance our mission and maximize the potential of our innovative therapies.”

Assuming the minimum tender condition is met, any shares not tendered in the tender offer will be acquired in a second-step merger at the same cash price as paid in the tender offer. Closing of the transaction is subject to specified closing conditions, including that a majority of La Jolla’s shares of common stock are validly tendered and not validly withdrawn. On closing, La Jolla will become a wholly owned subsidiary of Innoviva, and shares of La Jolla’s common stock will no longer be listed on any public market.

The transaction was unanimously approved by the La Jolla and Innoviva boards of directors and is expected to close within 30 business days. Additionally, certain La Jolla stockholders holding approximately 40% of La Jolla’s outstanding shares of common stock, have signed a support agreement under which such stockholders agreed, among other things, to tender their shares in the tender offer and support the merger.

Cowen and Company, LLC is acting as financial advisor to La Jolla and Gibson, Dunn & Crutcher LLP is acting as its legal advisor. Moelis & Company LLC is acting as financial advisor to Innoviva and Willkie Farr & Gallagher LLP is acting as legal advisor to Innoviva.

About Innoviva, Inc.

Innoviva is a diversified holding company with a portfolio of royalties and other healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies. For more information, please visit www.inva.com.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is dedicated to the commercialization of innovative therapies that improve outcomes in patients suffering from life-threatening diseases. GIAPREZA® (angiotensin II) injection is approved by the FDA as a vasoconstrictor indicated to increase blood pressure in adults with septic or other distributive shock. XERAVA® (eravacycline) for injection is approved by the FDA as a tetracycline class antibacterial indicated for the treatment of complicated intra-abdominal infections (cIAI) in patients 18 years of age and older. For more information, please visit www.ljpc.com.

Important Information About the Tender Offer

The tender offer for the outstanding shares of common stock of La Jolla referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Innoviva and its subsidiary will file with the SEC. At the time the tender offer is commenced, Innoviva and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, La Jolla will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. LA JOLLA’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF LA JOLLA COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all of La Jolla’s stockholders at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Innoviva, Inc. at 1350 Old Bayshore Highway Suite 400, Burlingame, CA 94010 or (650) 238-9600 or by contacting La Jolla at 201 Jones Road Suite 400, Waltham, MA 02451 or (617) 715-3600. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, La Jolla and Innoviva file annual, quarterly and current reports and other information with the SEC.

Forward-looking Statements

This press release includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to Innoviva’s proposed acquisition of La Jolla. Such forward-looking statements include, but are not limited to: the ability of Innoviva and La Jolla to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement; statements about the expected timetable for completing the transaction; Innoviva’s and La Jolla’s beliefs and expectations and statements about the benefits sought to be achieved in Innoviva’s proposed acquisition of La Jolla, the potential effects of the acquisition on both Innoviva and La Jolla; the possibility of any termination of the merger agreement; and the expected benefits and success of La Jolla’s product candidates. Many of these risks and uncertainties are beyond the control of Innoviva and La Jolla. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, that the transaction will be consummated, or that the expected benefits of the proposed transaction will be achieved. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of La Jolla’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated by the merger agreement may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on La Jolla’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability, and diversion of management time and attention from managing La Jolla’s affairs; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Innoviva’s and La Jolla’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Innoviva and La Jolla undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Innoviva’s and La Jolla’s 2021 Annual Reports on Form 10-K and Innoviva’s and La Jolla’s other filings with the Securities and Exchange Commission (“SEC”) available on the SEC’s website at www.sec.gov.

Trademark reference: Innoviva and the Innoviva logo are registered trademarks or trademarks of Innoviva, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Innoviva Contact:

Investors & Media

Argot Partners

(212) 600-1902

innoviva@argotpartners.com

La Jolla Pharmaceutical Company Contact:

Michael Hearne

Chief Financial Officer

La Jolla Pharmaceutical Company

(617) 715-3598

mhearne@ljpc.com

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